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EXHIBIT 23.1(b)

CONSENT OF INDEPENDENT AUDITOR



                 CONSENT OF LIVINGSTON, WACHTELL & CO, LLP, CPA.
                           1140 Avenue of the Americas
                               New York, New York
                                 (212) 840-2595


We hereby consent to the incorporation by reference in the registration statement of Advanced Plant Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated April 13, 2003, for which we have audited the accompanying balance sheet of Advanced Plant Pharmaceuticals, Inc. as of December 31, 2002 and the related statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2002.



/s/ LIVINGSTON, WACHTELL & CO, LLP, CPA
New York, New York
November 18, 2003







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